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                                                                    EXHIBIT 23.2

         CONSENT OF KPMG LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Digimarc Corporation:

  We consent to the use of our report included in the Registration Statement and Prospectus to be filed by Digimarc Corporation with the Securities and Exchange Commission on or about September 20, 1999 and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

                                          /s/ KPMG LLP

Portland, Oregon
September 20, 1999